FOR IMMEDIATE RELEASE	Exhibit 99.1

METTLER-TOLEDO INTERNATIONAL INC. REPORTS
THIRD QUARTER 2017 RESULTS

- - Good Sales Growth - -
- - Strong EPS Growth - -

COLUMBUS, Ohio, USA - November 2, 2017 - Mettler-Toledo International Inc. (NYSE: MTD) today announced third quarter results for 2017. Provided below are the highlights:

•	Sales in local currency increased 6% in the quarter compared with the prior year. Reported sales increased 7% as currency increased sales growth by 1% in the quarter.

•
Net earnings per diluted share as reported (EPS) were $3.99, compared with $3.77 in the prior-year period. Adjusted EPS was $4.36, an increase of 12% over the prior-year amount of $3.89. Adjusted EPS is a non-GAAP measure, and we have included a reconciliation to EPS on the last page of the attached schedules.

Third Quarter Results

Olivier Filliol, President and Chief Executive Officer, stated, “Sales growth in the quarter was good, with excellent growth in Asia/Rest of World. In the Americas and Europe, sales growth was good in our Lab and Industrial businesses but, as expected, Food Retailing declined. Our productivity and margin initiatives continue to yield tangible results, which contributed to strong growth in EPS.”

EPS in the quarter was $3.99, compared with the prior-year amount of $3.77. Adjusted EPS was $4.36, an increase of 12% over the prior-year amount of $3.89.

Sales were $698.8 million, a 6% increase in local currency sales, compared with $650.6 million in the prior-year quarter. Reported sales increased 7% as currency increased sales growth by 1% in the quarter. As compared with the prior year, local currency sales increased 2% in the Americas, 2% in Europe and 15% in Asia/Rest of World. Adjusted operating income amounted to $162.9 million, a 7% increase from the prior-year amount of $151.7 million. Adjusted operating income is a non-GAAP measure, and a reconciliation to earnings before taxes is provided in the attached schedules.

Nine Month Results

EPS for the nine months was $11.31, compared with the prior-year amount of $9.08. Adjusted EPS was $11.61, an increase of 21% over the prior-year amount of $9.56.

Sales were $1.947 billion, a 9% increase in local currency sales, compared with $1.799 billion in the prior-year period. Reported sales increased 8% as currency reduced sales growth by 1% in the period. As compared with the prior year, local currency sales increased 8% in the Americas, 6% in Europe and 13% in Asia/Rest of World. Adjusted operating income amounted to $438.8 million, a 15% increase from the prior-year amount of $382.8 million. Adjusted operating income is a non-GAAP measure, and a reconciliation to earnings before taxes is provided in the attached schedules.

Acquisition to Expand Channel Access and Brands in the Liquid Handling Market

The Company announced that, during the quarter, it completed the acquisition of Biotix Inc., a manufacturer and distributor of plastic consumables associated with pipettes, including tips, tubes and reagent reservoirs used in the life sciences market. The Company stated the acquisition will expand its consumable offering for the pipette market into indirect distribution channels. Management stated that this expansion is an excellent complement to its Rainin pipette and tips offering that is sold through its direct salesforce. Biotix is headquartered in San Diego with a manufacturing facility in Mexico.

Outlook

Based on today's assessment, management anticipates that local currency sales growth in the fourth quarter 2017 will be approximately 5.5%, and Adjusted EPS is forecasted to be approximately $5.90, an increase of 12%.

For the full year 2017, local currency sales growth is expected to be approximately 8%. This sales growth is expected to result in Adjusted EPS of approximately $17.50, an increase of 18%. This compares with previous guidance of Adjusted EPS in the range of $17.25 to $17.35.

The Company said that based on its assessment of market conditions today, management anticipates local currency sales growth in 2018 will be approximately 6%. This sales growth is expected to result in Adjusted EPS in the range of $19.65 to $19.85, which reflects growth of 12% to 13%.

While the Company has provided an outlook for Adjusted EPS, it has not provided an outlook for EPS as it would require an estimate of non-recurring items, which are not yet known. The Company noted in making its outlook that economic uncertainty remains in certain regions of the world and market conditions are subject to change.

Conclusion

Filliol concluded, "Demand in our markets remains solid. We continue to execute well and are benefiting from our Field Turbo investments, Spinnaker sales and marketing initiatives, new product launches and margin and productivity initiatives. The addition of Biotix will further strengthen our position in the attractive liquid handling market and bring us more exposure to life sciences. As we look to the remainder of this year and into 2018, we believe we are well positioned to continue to gain market share and deliver strong results."

Other Matters
The Company will host a conference call to discuss its quarterly results today (Thursday, November 2) at 5:00 p.m. Eastern Time. To hear a live webcast or replay of the call, visit the investor relations page on the Company’s website at www.mt.com/investors. The presentation referenced in the conference call will be located on the website prior to the call.

METTLER TOLEDO (NYSE: MTD) is a leading global supplier of precision instruments and services. We have strong leadership positions in all of our businesses and believe we hold global number-one market positions in most of them. We are recognized as an innovation leader and our solutions are critical in key R&D, quality control and manufacturing processes for customers in a wide range of industries including life sciences, food and chemicals. Our sales and service network is one of the most extensive in the industry. Our products are sold in more than 140 countries and we have a direct presence in approximately 40 countries. With proven growth strategies and a focus on execution, we have achieved a long-term track record of strong financial performance. For more information, please visit www.mt.com.

Statements in this press release which are not historical facts constitute “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities Exchange Act of 1934. These statements involve known and unknown risks, uncertainties and other factors that may cause our or our businesses’ actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of those terms or other comparable terminology. For a discussion of these risks and uncertainties, please see the discussion on forward-looking statements in our current report on Form 8-K to which this release has been furnished as an exhibit. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed under the caption “Factors affecting our future operating results” and in the “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our annual report on Form 10-K for the most recently completed fiscal year, which describe risks and factors that could cause results to differ materially from those projected in those forward-looking statements.

METTLER-TOLEDO INTERNATIONAL INC. CONSOLIDATED STATEMENTS OF OPERATIONS (amounts in thousands except share data) (unaudited)

	Three months ended			Three months ended
	September 30, 2017		% of sales	September 30, 2016		% of sales

Net sales	$698,799	(a)	100.0	$650,598		100.0
Cost of sales	298,522		42.7	281,104		43.2
Gross profit	400,277		57.3	369,494		56.8

Research and development	32,477		4.6	30,139		4.6
Selling, general and administrative	204,915		29.3	187,680		28.8
Amortization	10,716		1.5	9,087		1.4
Interest expense	8,248		1.2	7,167		1.1
Restructuring charges	3,385		0.5	1,494		0.3
Other charges (income), net	909		0.2	603		0.1
Earnings before taxes	139,627		20.0	133,324		20.5

Provision for taxes	34,677		5.0	31,992		4.9
Net earnings	$104,950		15.0	$101,332		15.6

Basic earnings per common share:
Net earnings	$4.10			$3.84
Weighted average number of common shares	25,613,433			26,375,468

Diluted earnings per common share:
Net earnings	$3.99			$3.77
Weighted average number of common and common equivalent shares	26,303,529			2,688,810

Note:
(a)	Local currency sales increased 6% as compared to the same period in 2016.

RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING INCOME

	Three months ended			Three months ended
	September 30, 2017		% of sales	September 30, 2016		% of sales

Earnings before taxes	$139,627			$133,324
Amortization	10,716			9,087
Interest expense	8,248			7,167
Restructuring charges	3,385			1,494
Other charges (income), net	909			603	(c)
Adjusted operating income	$162,885	(b)	23.3	$151,675		23.3

Note:
(b)	Other charges (income), net include acquisition costs of $1.7 million and $1.1 million for the three months ended September 30, 2017 and 2016, respectively.
(c)	Adjusted operating income increased 7% as compared to the same period in 2016.

METTLER-TOLEDO INTERNATIONAL INC. CONSOLIDATED STATEMENTS OF OPERATIONS (amounts in thousands except share data) (unaudited)

	Nine months ended			Nine months ended
	September 30, 2017		% of sales	September 30, 2016		% of sales

Net sales	$1,947,022	(a)	100.0	$1,798,558		100.0
Cost of sales	828,928		42.6	781,581		43.5
Gross profit	1,118,094		57.4	1,016,977		56.5

Research and development	96,723		5.0	89,813		5.0
Selling, general and administrative	582,604		29.9	544,399		30.3
Amortization	31,010		1.6	26,166		1.5
Interest expense	24,160		1.2	20,619		1.1
Restructuring charges	8,840		0.5	4,579		0.2
Other charges (income), net	(5,565)		(0.3)	8,492		0.5
Earnings before taxes	380,322		19.5	322,909		17.9

Provision for taxes	81,326		4.1	76,315		4.2
Net earnings	$298,996		15.4	$246,594		13.7

Basic earnings per common share:
Net earnings	$11.60			$9.25
Weighted average number of common shares	25,764,472			26,644,938

Diluted earnings per common share:
Net earnings	$11.31			$9.08
Weighted average number of common and common equivalent shares	26,446,677			27,153,450

Note:
(a)	Local currency sales increased 9% as compared to the same period in 2016.

RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING INCOME

	Nine months ended			Nine months ended
	September 30, 2017		% of sales	September 30, 2016		% of sales

Earnings before taxes	$380,322			$322,909
Amortization	31,010			26,166
Interest expense	24,160			20,619
Restructuring charges	8,840			4,579
Other charges (income), net	(5,565)	(b)		8,492	(d)
Adjusted operating income	$438,767	(c)	22.5	$382,765		21.3

Note:
(b)
Other charges (income), net includes a one-time gain of $3.4 million relating to the sale of a facility in Switzerland in connection with our initiative to consolidate certain Swiss operations into a new facility and $1.7 million of acquisition costs for the nine months ended September 30, 2017.

(c)	Adjusted operating income increased 15% as compared to the same period in 2016.
(d)
Other charges (income), net included a one-time non-cash pension settlement charge of $8.2 million relate to a lump sum settlement to former employees of out U.S. pension plan and acquisition costs of $1.1 million for the nine months ended September 30, 2016.

METTLER-TOLEDO INTERNATIONAL INC. CONDENSED CONSOLIDATED BALANCE SHEETS (amounts in thousands) (unaudited)

	September 30, 2017	December 31, 2016

Cash and cash equivalents	$169,086	$158,674
Accounts receivable, net	483,167	454,988
Inventories	263,527	222,047
Other current assets and prepaid expenses	70,784	61,075
Total current assets	986,564	896,784

Property, plant and equipment, net	641,709	563,707
Goodwill and other intangible assets, net	768,393	643,433
Other non-current assets	100,533	62,853
Total assets	$2,497,199	$2,166,777

Short-term borrowings and maturities of long-term debt	$18,533	$18,974
Trade accounts payable	148,521	146,593
Accrued and other current liabilities	485,304	421,948
Total current liabilities	652,358	587,515

Long-term debt	1,050,681	875,056
Other non-current liabilities	281,181	269,263
Total liabilities	1,984,220	1,731,834

Shareholders’ equity	512,979	434,943
Total liabilities and shareholders’ equity	$2,497,199	$2,166,777

METTLER-TOLEDO INTERNATIONAL INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (amounts in thousands) (unaudited)

	Three months ended		Nine months ended
	September 30		September 30
	2017	2016	2017	2016

Cash flow from operating activities:
Net earnings	$104,950	$101,332	$298,996	$246,594
Adjustments to reconcile net earnings to
net cash provided by operating activities:
Depreciation	8,502	8,411	24,421	24,527
Amortization	10,716	9,087	31,010	26,166
Deferred tax benefit	(3,914)	(2,226)	(7,754)	(11,078)
Other	4,027	3,719	12,050	10,867
Gain on facility sale	—	—	(3,394)	—
Non-cash pension settlement charge	—	—	—	8,189
Increase (decrease) in cash resulting from changes in
operating assets and liabilities	21,577	24,613	(4,094)	2,048
Net cash provided by operating activities	145,858	144,936	351,235	307,313
Cash flows from investing activities:
Proceeds from sale of property, plant and equipment (a)	228	143	10,437	361
Purchase of property, plant and equipment	(37,297)	(22,376)	(85,826)	(51,234)
Acquisitions	(107,748)	(105,352)	(108,445)	(109,681)
Net hedging settlements on intercompany loans	4,749	956	3,716	2,031
Net cash used in investing activities	(140,068)	(126,629)	(180,118)	(158,523)
Cash flows from financing activities:
Proceeds from borrowings	312,773	317,428	985,694	709,988
Repayments of borrowings	(218,899)	(186,229)	(834,061)	(455,913)
Proceeds from exercise of stock options	6,380	6,222	23,315	20,187
Repurchases of common stock	(85,049)	(124,997)	(334,998)	(374,994)
Other financing activities	—	—	(7,205)	(680)
Net cash provided by (used in) financing activities	15,205	12,424	(167,255)	(101,412)

Effect of exchange rate changes on cash and cash equivalents	1,757	756	6,550	(132)

Net increase in cash and cash equivalents	22,752	31,487	10,412	47,246

Cash and cash equivalents:
Beginning of period	146,334	114,646	158,674	98,887
End of period	$169,086	$146,133	$169,086	$146,133

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

Net cash provided by operating activities	$145,858	$144,936	$351,235	$307,313
Payments in respect of restructuring activities	2,375	2,002	7,701	6,304
Payments of acquisition costs	764	910	764	910
Proceeds from sale of property, plant and equipment(a)	228	143	10,437	361
Purchase of property, plant and equipment	(37,297)	(22,376)	(85,826)	(51,234)
Free cash flow	$111,928	$125,615	$284,311	$263,654

Notes:
(a) Proceeds from sale of property, plant and equipment included $9.9 million relating to the sale of a facility in Switzerland in connection with our initiative to consolidate certain Swiss operations into a new facility for the nine months ended September 30, 2017.

METTLER-TOLEDO INTERNATIONAL INC. OTHER OPERATING STATISTICS

SALES GROWTH BY DESTINATION
(unaudited)

			Europe		Americas	Asia/RoW		Total

U.S. Dollar Sales Growth
Three Months Ended September 30, 2017			7%		2%	15%		7%
Nine Months Ended September 30, 2017			5%		8%	12%		8%

Local Currency Sales Growth
Three Months Ended September 30, 2017			2%		2%	15%		6%
Nine Months Ended September 30, 2017			6%		8%	13%		9%

RECONCILIATION OF DILUTED EPS AS REPORTED TO ADJUSTED DILUTED EPS
(unaudited)

	Three months ended					Nine months ended
	September 30					September 30
	2017		2016		% Growth	2017		2016		% Growth

EPS as reported, diluted	$3.99		$3.77		6%	$11.31		$9.08		25%

Restructuring charges, net of tax	0.10	(a)	0.04	(a)		0.26	(a)	0.13	(a)
Purchased intangible amortization, net of tax	0.07	(b)	0.05	(b)		0.18	(b)	0.13	(b)
Acquisition costs, net of tax	0.05	(c)	0.03	(c)		0.05	(c)	0.03	(c)
Income tax expense	0.15	(d)	—			(0.09)	(d)	—
Gain on facility sale	—		—			(0.10)	(e)	—
Non-cash pension settlement charge, net of tax	—		—			—		0.19	(f)

Adjusted EPS, diluted	$4.36		$3.22		12%	$11.61		$9.56		21%

Notes:
(a)
Represents the EPS impact of restructuring charges of $3.4 million ($2.6 million after tax) and $1.5 million ($1.1 million after tax) for the three months ended September 30, 2017 and 2016, and $8.8 million ($6.9 million after tax) and $4.6 million ($3.5 million after tax) for the nine months ended September 30, 2017 and 2016, respectively, which primarily include employee related costs.

(b)
Represents the EPS impact of purchased intangibles amortization $2.6 million ($1.7 million after tax) and $2.0 million ($1.3 million after tax) for the three months ended September 30, 2017 and 2016, and $7.2 million ($4.7 million after tax) and $5.2 million ($3.5 million after tax) for the nine months ended September 30, 2017 and 216, respectively.

(c)
Represents the EPS impact of acquisition costs of $1.7 million ($1.3 million after tax) and $1.1 million ($0.8 million after tax) for the three and nine months ended September 30, 2017 and 2016, respectively.

(d)
Represents the EPS impact of the difference between our reported tax rate of 25% and 21% during the three and nine months ending September 30, 2017 and our estimated annual income tax rate of 22%, which reflects 2% estimated annual benefit pertaining to excess tax benefits associated with stock option exercises.

(e)
Represents the EPS impact of a one-time gain of $3.4 million ($2.7 million after tax) for the nine months ended September 30, 2017 relating to the sale of a facility in Switzerland in connection with our initiative to consolidate certain Swiss operations into a new facility.

(f)
Represents the EPS impact of a one-time non-cash pension settlement charge of $8.2 million ($5.1 million after tax) related to a lump sum settlement to former employees of our U.S. pension plan for the nine months ended September 30, 2016.